EXHIBIT 10.27

                   COMMONWEALTH OF AUSTRALIA

              Petroleum (Submerged Lands) Act 1967

    RENEWAL OF EXPLORATION PERMIT FOR PETROLEUM NO. WA-199-P

I, GORDON LESLIE HILL, the Designated Authority in respect of the area specified as being adjacent to the State of Western
Australia acting for and on behalf of the Commonwealth - Western
Australian Offshore Petroleum Joint Authority, hereby, subject to the conditions set out hereunder, grant to

LASMO OIL (AUSTRALIA) LIMITED
of 4th Floor
40 Kings Park Road
WEST PERTH  WA  6005

NORCEN INTERNATIONAL LIMITED
of Level 12
50 Berry Street
NORTH SYDNEY  NSW  2060

BRIDGE OIL LIMITED
of Level 9
255 Elizabeth Street
SYDNEY  NEW  2000

PETROZ NL
of GPO Box 1010
BRISBANE  QLD  4001

a renewal of the exploration permit for petroleum -
(a) in respect of each of the blocks that is constituted by a graticular section, or by part of the graticular section, described hereunder; and

(b) where, at any time during the renewal term of this permit, a graticular section, or part of a graticular section, so described constitutes a block in respect of each block so constituted.

This renewal of permit has effect for a period of five (5) years from the date hereof.

                         INTERPRETATION

In this permit "the Act" means the Act under which the permit is granted and includes any Act with which that Act is incorporated and words used in this permit have the same respective meanings as in the Act.

                           DESCRIPTION

A.   BLOCKS

(The reference hereunder are to the names of map sheets of the 1:1 000 000 series published by the Designated Authority and to the numbers of graticular sections shown thereon).

                        KUPANG MAP SHEET

Block No.      Block No.      Block No.      Block No.

2592           2663 B         2664           2735 A
2736           2806 B         2807           2808
2878 A         2879           2880           2949 B
2950           2951           2952           3021 A
3022           3023           3024           3093
3094           3095           3165           3166
3167           3168           3239           3240
3311           3312           3379           3450 A
3451

Assessed to contain 33 blocks

                            CONDITIONS

1. (1) Subject to sub-clause (2), during a year of the term of the permit set out in the first column of the following table, the permittee:

(a) shall carry out in or in relation to the permit area, to a standard acceptable to the Designated Authority, the work specified in the minimum work requirements set out opposite that year in the second column of the table;

(b) may carry out in or in relation to the permit area, to a standard acceptable to the Designated Authority, all or part of the work specified in the minimum work requirements of a subsequent year or years of that term set out opposite that year or those years in the second column of the table; and

(c) may carry out in or in relation to the permit area, to a standard acceptable to the Designated Authority, work in addition to the work specified in the minimum work requirements set out opposite that year and in the subsequent year or years, if any, of that term in the second column of the table.

(2) The permittee shall not commence any works or petroleum exploration operations in the permit area except with, and in accordance with the approval in writing of the Designated Authority or of a person authorised by the Designated Authority to give that approval.

(3) For the purposes of this clause, any work carried out in accordance with paragraph (1) (b) shall, if the Designated Authority in his discretion by instrument in writing so approves, be treated as if it had been carried out in the subsequent year or years of the term of the permit specified by the Designated Authority in that instrument.

Year of Term   Minimum Work             Estimated Expenditure
of Permit      Requirements             in Constant Dollars
                                        (indicative only)

First          500 km Reprocessing           428,000
               Geological and Geophysical Studies

Second         200 km Seismic                500,000
               Geological and Geophysical Studies

Third          300 km Seismic                650,000
               Geological and Geophysical Studies

Fourth         One Well                      6,400,000
               Geological and Geophysical Studies

Fifth          One Well                 6,400,000
               Geological and Geophysical Studies

2. The permittee shall not recover any petroleum from the permit area except as a result of production testing of a well.

3.   The permittee shall -

(a) furnish to the Designated Authority, in such form as the Designated Authority may from time to time require, full particulars of the quantity of petroleum recovered by the permittee; and

(b) permit a person authorised in writing for the purpose by the Designated Authority, or an inspector, to test or examine any measuring device installed that has been, is being or is to be used by the permittee to measure the quantity of any petroleum recovered in the permit area.

4. The permittee shall not construct any installation or install any equipment in the permit area except with and in accordance with the approval in writing of the Designated Authority or a person authorised in writing by the Designated Authority to give that approval.

5. The permittee shall not abandon, suspend or complete any well except with and in accordance with the approval of the Designated Authority or of a person authorised by the Designated
Authority to give that approval.

6.   The permittee shall at all times comply with -

(a) the provisions of the Act and of any regulations for the time being in force under the Act; and

(b) all directions given to him under the Act or the regulations for the time being in force under the Act; and

(c) the provisions of the "Schedule - Specific Requirements as to Offshore Petroleum Exploration and Production - 1990".

7. In carrying out its operations in the permit area the permittee shall take adequate measures for the protection of the environment and shall comply with all Directions of the Designated Authority in relation thereto.

8. The permittee shall, as required by, and within a time specified by, the Designated Authority, submit to the Designated Authority or such other person as the Designated Authority may nominate, any data and field seismic magnetic tapes relating to the relinquished part of the original permit area.

Dated at Perth this 16th day of April 1992

MADE under the Petroleum (Submerged Lands) Act, 1967 of the
Commonwealth of Australia on behalf of the Commonwealth - Western
Australian Offshore Petroleum Joint Authority.

/s/ Gordon Leslie Hill
DESIGNATED AUTHORITY

I certify this to be a true and correct copy of the original and which has been sighted by me.

Margaret Beall
/s/ M. Beall
Petroleum Division, W.A. Dept. of Mines